Exhibit 10.5

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

by and among

XCHG Limited,

THE INVESTORS NAMED HEREIN,

THE FOUNDERS AND THE FOUNDER ENTITIES NAMED HEREIN,

and

OTHER RELEVANT PARTIES NAMED HEREIN

August 4, 2023

Table of Contents

1.	GENERAL MATTERS	2

2.	INFORMATION AND INSPECTION RIGHTS	2

3.	REGISTRATION RIGHTS	3

4.	RIGHTS TO FUTURE SECURITIES ISSUANCES	4

5.	RIGHT OF FIRST REFUSAL; CO-SALE RIGHT WITH RESPECT TO TRANSFERS OF ORDINARY SHARES HELD BY THE PROSPECTIVE TRANSFERORS	6

6.	BOARD AND MANAGEMENT MATTERS	9

7.	PROTECTIVE PROVISIONS	12

8.	DRAG-ALONG RIGHT	15

9.	UNDERTAKINGS	16

10.	CONFIDENTIALITY AND NON-DISCLOSURE	19

11.	ADDITIONAL COVENANTS	20

12.	EFFECTIVENESS AND TERMINATION	23

13.	INCORPORATION BY REFERENCE	23

14.	MISCELLANEOUS	23

Schedule A		48

Schedule B		60

Schedule C		66

Schedule D		67

Schedule E		68

Exhibit A		69

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is entered into as of August 4, 2023 among the following parties:

A.            XCHG Limited, an exempted company incorporated with limited liability under the Laws of Cayman Islands (the “Company”) with a registered address at the offices of ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands;

B.             The Persons set forth on Part I of Schedule B (collectively, the “Series Angel Investors” and each, a “Series Angel Investor”);

C.             The Persons set forth on Part II of Schedule B (collectively, the “Series Seed Investors” and each, a “Series Seed Investor”);

D.            The Persons set forth on Part III of Schedule B (collectively, the “Series A Investors” and each, a “Series A Investor”);

E.             The Persons set forth on Part IV of Schedule B (collectively, the “Series A+ Investors” and each, a “Series A+ Investor”);

F.             The Persons set forth on Part V of Schedule B (collectively, the “Series B Investors” and each, a “Series B Investor”);

G.             The Persons set forth on Part VI of Schedule B (collectively, the “Series B+ Investors” and each, a “Series B+ Investor”; together with the Series Angel Investors, Series Seed Investors, Series A Investors, Series A+ Investors and Series B Investors, the “Investors” and each, an “Investor”);

H.            The entities set forth in Schedule D (collectively, the “Major Subsidiaries” and each, a “Major Subsidiary”); and

I.             The individuals set forth in Schedule C (collectively, the “Founders” and each, a “Founder”) and each entity controlled by the relevant Founder as set forth opposite each such Founder’s name in Schedule C (collectively, the “Founder Entities” and each, a “Founder Entity”, together with the Founders, the “Founder Parties”).

The Investors and the Founder Entities are referred to hereinafter collectively as the “Members” and individually as a “Member”. The Company, the Founders, the Members and the Major Subsidiaries are collectively referred to as the “Parties”, and each, a “Party”.

For the avoidance of doubt, each Investor shall be deemed as certain series of Investor with respect to such series of Preference Shares held by it.

RECITALS

WHEREAS, (i) the Series B+ Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Series B+ Investors, certain Series B+ Warrants of the Company, on the terms and conditions set forth in that certain Warrant Subscription Agreement dated August 4, 2023 by and among the Company, the Series B+ Investors and certain other parties named therein (the “WSA”);

WHEREAS, the Parties to this Agreement (other than the Series B+ Investors) have entered into certain Investors’ Rights Agreement on June 20, 2023 (the “Prior IRA”);

WHEREAS, the WSA requires that, the Parties hereto enter into this Agreement as a condition to the consummation of transactions contemplated therein; and

WHEREAS, the Parties hereto intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	GENERAL MATTERS.

1.1            Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Schedule A attached to this Agreement. Unless otherwise set forth in Schedule A, the use of any term herein in its uncapitalized form indicates that the words have their normal and general meaning.

1.2            Principal Business. The principal business of the Group Companies are as follows: the development and promotion of technologies in connection with electric vehicle chargers; charging service; sale of mechanical equipment or spare parts of charger (the “Principal Business”).

2.	INFORMATION AND INSPECTION RIGHTS.

2.1            Information Rights. The Company shall, deliver to each Investor, for so long as it holds any Equity Security of the Company, the following with respect to the Company in the manner to the satisfaction of such Investor:

 (a)            no later than March 15 of the following year of each fiscal year, the Company’s management account (including income statement, balance sheet and statement of cash flows) for such fiscal year, which shall be prepared in accordance with Accounting Standards;

 (b)            no later than March 30 of the following year of each fiscal year, the Company’s consolidated financial statements for such fiscal year prepared in accordance with Accounting Standards and audited by an accounting firm as approved by the Board in accordance with Section 7.2, as well as an annual operation report for such fiscal year;

 (c)            within thirty (30) days after the end of each quarter, the Company’s consolidated and unaudited financial statements (including income statement, balance sheet and statement of cash flows), all of which shall be prepared in accordance with Accounting Standards and signed and confirmed by the chief financial officer (“CFO”) of the Company;

 (d)           within fifteen (15) days after the end of each month, the Company’s consolidated and unaudited financial statements (including income statement, balance sheet and statement of cash flows) prepared in accordance with Accounting Standards and signed and confirmed by the CFO of the Company;

 (e)            at least thirty (30) days before the starting date of each fiscal year, the annual budget of the Group Companies for such fiscal year, as approved by the Board of the Company;

 (f)            within thirty (30) days after the end of each quarter, the register of members and list of warrant holders (if any) of the Company, together with the statement of Equity Securities held by each of such members or warrant holders (if any), as signed and confirmed by the CFO of the Company; and

 (g)           any other information of the Group Companies requested by any Investor.

2.2            Inspection Rights. Each Investor (so long as such Investor holds Equity Securities in the Company) shall have the right to visit and inspect each Group Company’s properties; examine such Group Company’s books of account and records and other materials; obtain financial, operation or other information (or a copy thereof) of such Group Company reasonably requested by such Investor; and discuss about such Group Company’s business, operation, and condition with its relevant directors, officers, employees, accountants, legal counsels and investment bankers. Upon the request of any Investor (so long as such Investor holds Equity Securities in the Company, the “Requesting Investor”), the Company and the Founders shall (and shall procure other Group Companies to) cooperate with the Requesting Investor to conduct an independent audit of the Group Companies. Notwithstanding the foregoing, no Investor may exercise the rights provided in this Section 2.2 unless: (i) the directors, officers, employees, accountants, legal counsels and investment bankers undertake to comply with the obligation set forth in Section 10 hereof; (ii) according to reasonable judgment of such Investor, the exercise of the rights provided in this Section 2.2 will not adversely affect the daily operation of the Company in material respects; and (iii) the exercise of the rights provided in this Section 2.2 will not violate any antitrust-related Laws.

2.3            Termination of Information and Inspection Rights. The rights and covenants set forth in Sections 2.1 and 2.2 hereof shall terminate and be of no further force or effect upon the earlier to occur of: (i) the consummation of a Qualified IPO, or (ii) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and have been fully paid all the distributions pursuant to the Memorandum and Articles of Association.

3.	REGISTRATION RIGHTS.

3.1            Upon written request of any Investor, if the Company plans to register any Ordinary Shares in connection with a public offering in the United States of America, then such Investor shall have the right to have all or any portion of the securities of the Company held by such Investor included in such registration as provided in this Section 3. The Company shall (x) give written notice of such proposed registration to each such Investor at least ten (10) days before the anticipated filing date of the relevant registration statement, which notice shall describe the proposed registration and distribution, and (y) include in such registration the number of Registrable Securities specified in each written request for inclusion therein delivered by any Investor to the Company not later than ten (10) days of the receipt by such Investor of such written notice referred to in clause (x) above. The failure of any Investor to respond within such ten (10) - day period referred to in clause (y) above shall be deemed to be a waiver of such Investor’s rights under this Section 3 with respect to such registration. Nonetheless, the Company shall not be required to include any securities held by any Investor in an underwritten offering unless such Investor accepts the terms of the underwritten offering as agreed upon between the Company, such other shareholders, if any, and the managing underwriter of such offering.

3.2            If the managing underwriter determines that the registration of all or part of the securities which the Investors have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such registration, to the extent of the amount that the managing underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company; second, the securities to be offered for the account of the Investors pursuant to this Section 3, pro rata based on the number of securities owned by each such Investor; and third, any other securities requested to be included in such offering.

4.	RIGHTS TO FUTURE SECURITIES ISSUANCES.

Subject to the terms and conditions of this Section 4 and applicable securities Laws, each of the Investors shall have a right (the “Preemptive Right”), but not an obligation, to purchase certain portion of New Securities that the Company may, from time to time after the Closing, propose to issue to any potential purchaser according to this Section 4 and subject to the restrictions set forth in Section 7 hereof.

4.1            Company Notice. If the Company intends to issue New Securities or take any action of similar nature (the “Future Issuance”), the Company shall give a written notice (the “Offer Notice”) to each Investor, stating all material terms and conditions of such Future Issuance, including but not limited to the number or percentage of such New Securities to be issued, the potential purchaser(s), the price, payment schedule and rights of shareholders, upon which it proposes to issue such New Securities.

4.2            Exercise of Right of First Refusal by Shell. Within thirty (30) days after receiving the Offer Notice (the “PR Period”), Shell may elect to purchase or otherwise acquire, on the same terms and conditions specified in the Offer Notice, up to thirty percent (30%) of such New Securities in preference to any other Investors or the potential third party purchaser(s), by written notice to the Company (“Shell Notice”) indicating the number or percentage of New Securities it intends to purchase.

4.3            Exercise of Right of Secondary Refusal by the Investors other than Shell. The New Securities unpurchased by Shell (the “Remaining New Securities”) in accordance with the above Section 4.2 shall be made available to each Investor other than Shell to purchase or otherwise acquire, at the same price and on the same terms and conditions specified in the Offer Notice, up to all of its Pro Rata Amount of the Remaining New Securities. Within the PR Period, each Investor other than Shell may elect to purchase all or a portion of its Pro Rata Amount of the Remaining New Securities at the same price and on the same terms and conditions as indicated on the Offer Notice by notifying the Company in writing of the number or percentage of New Securities it intends to purchase. Such “Pro Rata Amount of the Remaining New Securities” shall be a product obtained by multiplying the aggregate number of Remaining New Securities by a fraction, the numerator of which shall be the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by such Investor on the date of the Offer Notice and the denominator of which shall be the aggregate number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) then outstanding on the date of the Offer Notice.

4.4            Over-Allotment. If any Investor elects not to exercise its Preemptive Right or fails to exercise its Preemptive Right in full or fails to respond to the Company in writing within the PR Period, then the remaining New Securities unpurchased by the Investors in accordance with Sections 4.2 and 4.3 hereof (the “Over-Allotment Issuance Shares”) shall be made available to each Investor who has fully exercised its Preemptive Right (the “Fully Exercising Investor”) for over-allotment. After the PR Period, the Company shall deliver an over-allotment notice to each Fully Exercising Investor to inform them of the aggregate number of Over-Allotment Issuance Shares that are available for over-allotment. Each Fully Exercising Investor shall have ten (10) days after the receipt of such over-allotment notice to irrevocably elect to purchase all or a portion of the Over-Allotment Issuance Shares at the same price and on the same terms and conditions as indicated on the Offer Notice, by notifying the Company in writing of the number of Over-Allotment Issuance Shares to be purchased. If the aggregate number of the Over-Allotment Issuance Shares elected to be purchased by all Fully Exercising Investors in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Issuance Shares that are available for over-allotment, then the Over-Allotment Issuance Shares shall be allocated among the Fully Exercising Investors by allocating to each Fully Exercising Investor the lesser of (A) the number of Over-Allotment Issuance Shares it elects to purchase in its response to the Company’s over-allotment notice, and (B) its over-allotment pro rata share of the Over-Allotment Issuance Shares. Such Fully Exercising Investor’s “over-allotment pro rata share of the Over-Allotment Issuance Shares” shall be a product obtained by multiplying the number of Over-Allotment Issuance Shares with a faction, the numerator of which shall be the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by such Fully Exercising Investor on the date of the Offer Notice and the denominator of which shall be the aggregate number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by all Fully Exercising Investors who participate in such allocation step on the date of the Offer Notice.

4.5            Sale of Securities. If the New Securities referred to in the Offer Notice are not elected to be purchased or to be fully purchased or acquired by exercise of Preemptive Right within the prescribed period set forth in the above Sections 4.2, 4.3 and 4.4, the Company may have ninety (90) days after the date of the Offer Notice to enter into a share subscription agreement for the offer and sale of the remaining unsubscribed portion of such New Securities to any Person or Persons at a price no less than, and upon terms and conditions (including but not limited to payment schedule and rights of shareholders) no more favorable than, those specified in the Offer Notice, to the potential purchaser(s); provided that such potential purchaser(s) shall enter into a new or an amended version of this Agreement with the Parties and make substantially the same representations and warranties made by the Investors herein. If the Company fails to enter into the said share subscription agreement with the potential purchaser(s) within the prescribed period set forth in this Section 4.5, the Company shall not thereafter enter into such share subscription agreement without first again complying with Section 4.1 through Section 4.4.

4.6            Termination of Preemptive Right. The rights and covenants set forth in this Section 4 shall terminate and be of no further force and effect upon the earlier to occur of: (a) the consummation of a Qualified IPO; and (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to the Memorandum and Articles of Association.

5.             RIGHT OF FIRST REFUSAL; CO-SALE RIGHT WITH RESPECT TO TRANSFERS OF ORDINARY SHARES HELD BY THE PROSPECTIVE TRANSFERORS.

5.1            Right of First Refusal.

 (a)            Grant. Subject to the limitations on transferability set forth in Section 9.1 hereof, each of the Founder Entities (collectively, the “Prospective Transferors” and each, a “Prospective Transferor”) hereby unconditionally and irrevocably grants to the Investors (collectively, the “ROFR Holders” and each, a “ROFR Holder”), a Right of First Refusal to purchase certain portion of Equity Securities that such Prospective Transferor may propose to transfer in a Proposed Transfer (the “Transfer Shares”), at the same price and on the same terms and conditions as those offered to the Prospective Transferee to which such Prospective Transferor proposes to make such Proposed Transfer.

 (b)           Notice. Each Prospective Transferor proposing to make a Proposed Transfer shall promptly deliver a written notice setting forth the terms and conditions of such Proposed Transfer (the “Proposed Transfer Notice”) to each Investor. Such Proposed Transfer Notice shall contain the material terms and conditions (including but not limited to the Prospective Transferee, price and payment schedule) of the Proposed Transfer.

 (c)            Exercise of Right of First Refusal by the ROFR Holders. To exercise its Right of First Refusal under this Section 5.1, each ROFR Holder shall deliver a written notice of its intent to exercise its Right of First Refusal up to its ROFR pro rata share of the Transfer Shares (the “ROFR Notice”) to the Prospective Transferor within thirty (30) days after receipt of the Proposed Transfer Notice (“ROFR Notice Period”). The ROFR Notice shall specify the number of Transfer Shares proposed to be purchased by such ROFR Holder pursuant to exercise of the First Refusal Right, which shall not exceed its ROFR pro rata share of the Transfer Shares. Such ROFR Holder’s “ROFR pro rata share of the Transfer Shares” shall be a product obtained by multiplying the aggregate number of Transfer Shares with a faction, the numerator of which shall be the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by such ROFR Holder on the date of the Proposed Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by all ROFR Holders on the date of the Proposed Transfer Notice.

 (d)           Re-allotment. If any ROFR Holder elects not to exercise its Right of First Refusal, or fails to exercise its Right of First Refusal in full, or fails to respond to the Prospective Transferor or notify the Company in writing within the ROFR Notice Period, then the remaining Transfer Shares unpurchased by the ROFR Holders in accordance with Section 5.1(a) - (c) hereof (the “Re-Allotment Transfer Shares”) shall be made available to each ROFR Holder who has fully exercised its Right of First Refusal (the “Fully Exercising ROFR Holder”) for re-allotment. After the ROFR Notice Period, the Company shall deliver a re-allotment notice to each Fully Exercising ROFR Holder to inform them of the aggregate number of Re-Allotment Transfer Shares that are available for re-allotment. Each Fully Exercising ROFR Holder shall have ten (10) days after the receipt of such re-allotment notice to irrevocably elect to purchase all or a portion of the Re-Allotment Transfer Shares at the same price and on the same terms and conditions as indicated on the ROFR Notice by notifying the Company in writing of the number of Re-Allotment Transfer Shares to be purchased. If the aggregate number of the Re-Allotment Transfer Shares elected to be purchased by all Fully Exercising ROFR Holders in response to such re-allotment notice exceeds the aggregate number of the Re-Allotment Transfer Shares that are available for re-allotment, then the Re-Allotment Transfer Shares shall be allocated among the Fully Exercising ROFR Holders by allocating to each Fully Exercising ROFR Holder the lesser of (A) the number of Re-Allotment Transfer Shares it elects to purchase in its response to the Company’s re-allotment notice, and (B) its re-allotment pro rata share of the Re-Allotment Transfer Shares. Such Fully Exercising ROFR Holder’s “re-allotment pro rata share of the Re-Allotment Transfer Shares” shall be a product determined by multiplying the aggregate number of the Re-Allotment Transfer Shares by a fraction, the numerator of which shall be the number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by such Fully Exercising ROFR Holder on the date of the Proposed Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by all Fully Exercising ROFR Holders who participate in such allocation step on the date of the Proposed Transfer Notice.

 (e)            Sale of Transfer Shares.

 (i)           If any ROFR Holder has delivered the ROFR Notice or re-allotment notice pursuant to Sections 5.1(c) and 5.1(d) above, (A) the Prospective Transferor may not transfer the Transfer Shares elected to be purchased by the ROFR Holder(s) (the “ROFR Shares”) and shall transfer such ROFR Shares to the relevant ROFR Holder(s) as soon as practicable; and (B) each Party shall cooperate actively in the procedures required for consummation of such transfer of ROFR Shares.

 (ii)          If the Transfer Shares referred to in the ROFR Notice are not elected to be purchased or acquired or to be fully purchased or acquired by exercise of Right of First Refusal within the prescribed period set forth in the above Sections 5.1(c) and 5.1(d), the Company may, during a period of six (6) months following the date of the ROFR Notice offer, sell such unpurchased portion of Transfer Shares to the Prospective Transferee on the terms and conditions specified in the ROFR Notice; provided that such transfer shall not be in contravention of Section 9.1(c) and Section 5.2 (if applicable); provided further that, as a condition to such sale, such Prospective Transferee shall agree to enter into a contract containing substantially the same terms and conditions as this Agreement with the Parties and agree that its acquired Transfer Shares shall apply the same restriction as applicable to the Prospective Transferor when it holds such Transfer Shares.

 (f)            If, for the purpose of exercise of Right of First Refusal by any ROFR Holder, any registration, approval, consent or other permit is required to be obtained from the Company, any other shareholder, any Governmental Authority or securities exchange, the Parties shall as soon as practicable use reasonable efforts to give or cause to obtain such registration, approval, consent or other permit.

5.2            Right of Co-Sale.

 (a)            Exercise of Right. If any ROFR Holder elects not to exercise its Right of First Refusal, it may elect to exercise its Right of Co-Sale by participating on a pro rata basis in the Proposed Transfer in accordance with Section 5.2(b) hereof on the same terms and conditions specified in the Proposed Transfer Notice; provided that if such ROFR Holder desires to sell Preference Shares or the Warrant(s), the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preference Shares or Warrant Shares into Ordinary Shares. Each ROFR Holder who desires to exercise its Right of Co-Sale must give the Company and the Prospective Transferor written notice within the ROFR Notice Period, describing the number of Equity Securities that such ROFR Holder intends to sell upon exercise of its Right of Co-Sale (the “Co-Sale Shares”), which shall not exceed its co-sale pro rata share of the Transfer Shares, and upon giving such notice such Investor shall be deemed to have effectively exercised the Right of Co-Sale.

 (b)           Shares Includable and Sale of Shares. Such ROFR Holder’s “co-sale pro rata share of the Transfer Shares” shall equal to the product obtained by multiplying (i) the aggregate number of Transfer Shares subject to the Proposed Transfer by (ii) a fraction, the numerator of which shall be the number of Ordinary Shares (on an as-converted and fully-diluted basis) held by such ROFR Holder immediately prior to the completion of the Proposed Transfer and the denominator of which shall be (x) the total number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held, in the aggregate, by all ROFR Holders electing to exercise their Right of Co-Sale on the date of the Proposed Transfer Notice, plus (y) the aggregate number of Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by the Prospective Transferor(s) on the date of the Proposed Transfer Notice. To the extent one or more of the ROFR Holders exercise such Right of Co-Sale in accordance with the terms and conditions set forth herein, the number of Transfer Shares that the Prospective Transferor may sell in the Proposed Transfer shall be correspondingly reduced, and the Company and the Prospective Transferor shall cause the Prospective Transferee(s) to purchase Co-Sale Shares on the same terms and conditions specified in the Proposed Transfer Notice. If any Prospective Transferee or Transferees refuse(s) to purchase such Co-Sale Shares, the Prospective Transferor may not sell any Transfer Shares to such Prospective Transferee or Transferees unless and until the Prospective Transferee or Transferees agree(s) to (A) purchase all such Co-Sale Shares on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice, and (B) enter into a contract containing substantially the same terms and conditions as this Agreement with the Parties and that its acquired Transfer Shares shall apply the same restriction as applicable to the Prospective Transferor when it holds such Transfer Shares.

 (c)            If, for the purpose of exercise of Right of Co-sale by any ROFR Holder, any registration, approval, consent or other permit is required to be obtained from the Company, any other shareholder, any Governmental Authority or securities exchange, the Parties shall as soon as practicable use reasonable efforts to give or cause to obtain such registration, approval, consent or other permit.

5.3            Effect of Failure to Comply. Any Proposed Transfer not made in compliance with the requirements of this Section 5 and Section 9.1 shall be null and void ab initio, shall not confer the rights and privileges as a shareholder of the Company on the transferee and the transferee shall not be recognized as a shareholder by the Company.

5.4            Exempted Transfers and Offerings.

 (a)            Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, (i) the provisions of Sections 5.1 and 5.2 hereof shall not apply to any Proposed Transfer pursuant to ESOP Plan duly adopted pursuant to Section 7.2; and (ii) the provisions of Section 5.2 shall not apply to the transfer of Transfer Shares to any ROFR Holder by exercising its Right of First Refusal pursuant to Section 5.1.

 (b)            Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 5.1 and 5.2 hereof shall not apply to the sale of any Transfer Shares (i) in a Public Offering, or (ii) pursuant to a Deemed Liquidation Event, or (iii) upon the consummation of a Share Sale.

5.5            Termination of Right of First Refusal and Co-Sale Right. The rights and covenants set forth in this Section 5 shall terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of a Qualified IPO; or (b) a Deemed Liquidation Event whereby all the Investors having fully exercised their liquidation right and been fully paid all the distributions pursuant to the Memorandum and Articles of Association.

6.	BOARD AND MANAGEMENT MATTERS.

6.1            Board Composition. On and after the Closing, the Company shall have a Board consisting of no more than eleven (11) members, where:

 (a)           FET (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly designated and actually holds office, such person is referred to the “FET Director”).

 (b)           Shell (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly appointed and actually holds office, such person is referred to as the “Shell Director”).

 (c)           GGV (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly appointed and actually holds office, such person is referred to as the “GGV Director”).

 (d)           Zhen Partners (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly appointed and actually holds office, such person is referred to as the “Zhen Partners Director”).

 (e)           58 (for so long as it holds any Equity Security of the Company) has the right to appoint one (1) person from time to time (if such person is duly appointed and actually holds office, such person is referred to as the “58 Director”).

 (f)            the Founders have the right to appoint six (6) persons from time to time (if any of such persons is duly appointed and actually holds office, such persons are collectively referred to as the “Ordinary Directors”). The Ordinary Directors shall be full-time employees of the Group Companies.

 Any Person entitled to appoint a Director to the Board pursuant to this Section 6.1 shall be entitled to remove any such Director, within the term of office of such Director, by delivering a duly executed notice to the Company. Unless otherwise specified in such notice, such appointment and removal shall take effect upon receipt of such notice by the Company. Each Member shall vote in favor of the aforesaid appointment or removal at the general meeting (if necessary).

 Any Person entitled to appoint any individual as a Director of the Board pursuant to this Section 6.1 shall have the right to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation, removal or otherwise of any Director occupying such position. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation, removal or otherwise of any Director appointed pursuant to this Section 6.1, the replacement to fill such vacancy shall be designated in the same manner as the Director who is being replaced in accordance with this Section 6.1 and the replacement shall serve within the term of office of his/her predecessor.

 The Board shall have one (1) chairman and may have one (1) vice chairman, all of which shall be elected by a simple majority of votes of the Board. The chairman of Board shall preside over the Board meetings; if he/she is unable to act, or is not present at any Board meeting, he/she may authorize (in writing or otherwise) any other Director to preside as chairman of such Board meetings.

6.2            Observer. Shanghai Dingbei and Shanghai Dingpai shall be entitled to jointly appoint one (1) representative (the “Eastern Bell Observer”) to attend all meetings of the Board and articulate his/her opinions or suggestions as to the matters to be voted on, without having any voting or other rights of a Director. China-US Green shall be entitled to appoint one (1) representative (the “China-US Green Observer”) to attend all meetings of the Board and articulate his/her opinions or suggestions as to the matters to be voted on, without having any voting or other rights of a Director. The Company shall give the Eastern Bell Observer and the China-US Green Observer copies of all materials and information that it provides to its Directors at the same time and in the same manner as provided to such Directors, provided that, Shanghai Dingbei and Shanghai Dingpai shall procure the Eastern Bell Observer to, and China-US Green shall procure the China-US Green Observer to, keep all information obtained in such observation process strictly confidential, and not to use such information for any purpose other than reporting to Shanghai Dingbei, Shanghai Dingpai or China-US Green (as the case may be) as applicable.

6.3            Establishment of Audit Committee and/or Compensation Committee.

 (a)            If the Board establishes an audit committee, such audit committee shall include all Preference Directors.

 (b)           If the Board establishes a compensation committee, such compensation committee shall have no more than seven (7) members, consisting of the FET Director, the Shell Director, the GGV Director (if any), the Zhen Partners Director (if any), the 58 Director and two (2) Ordinary Directors, and such compensation committee shall be responsible for certain administration of the Company’s Specific ESOP on behalf of the Board, which shall only include: (i) selection of the participants to whom an award under the Specific ESOP may be granted, (ii) determination of the time when an award under the Specific ESOP may be vested; and (iii) determination of conditions precedent to the vesting of an award under the Specific ESOP, all of which matters shall be determined by at least four (4) affirmative votes of all committee members. For the avoidance of doubts, there is no need to submit any matter with respect to such administration of the Company’s Specific ESOP to the Board for another approval in accordance with Section 7. The compensation committee of the Board shall be established no later than the date when the reservation of First Tranche Additional ESOP Shares takes effect.

6.4            Subsidiary Board. The composition of board of any Subsidiary of the Company shall be decided by the Board of the Company in accordance with Section 7.2.

6.5            Board Meetings, etc. The Board shall meet at least quarterly in accordance with an agreed-upon schedule (the “Regular Board Meeting”). For each Regular Board Meeting, at least ten (10) Business Days’ prior written notice shall be given by the chairman of the Board to all Directors specifying the date, time, location and agenda of such Regular Board Meeting. At least five (5) days’ written notice shall be given to all Directors to convene an interim board meeting (the “Interim Board Meeting”). Upon written approval of all Directors, the notice for a Regular Board Meeting may be given less than such ten (10) Business Days in advance and the notice for an Interim Board Meeting may be given less than such five (5) days in advance. A quorum for a Board meeting shall consist of all Directors. If any Preference Director is not present at the meeting, the meeting shall stand adjourned to the fifth (5th) Business Day after the original date at the same time and place. The Company shall notify all Directors of the adjourned meeting in writing. If at such adjourned meeting, any Preference Director is still not present, the Director(s) present shall constitute a quorum at such adjourned meeting; provided that (i) such adjourned meeting shall not have formal discussions about or resolve on any matter not specified in the notice, and (ii) without the attendance of all Preference Directors, the adjourned meeting shall not resolve on any matter provided in Section 7.2 (excluding item (c) of Section 7.2), irrespective of whether such matter has been specified in the meeting notice or not, and resolutions made in violation of the restrictions set forth in the above items (i) and (ii) shall be null and void. Each Director may be present at the meeting in person or by means of conference call or video access. Each Director shall have one (1) vote on any matter submitted for approval of the Board. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being, shall be as valid and effectual as if it had been approved at a meeting of the Board, duly convened and held. At least ten (10) Business Days prior to each Regular Board Meeting, the Company shall provide all Directors with a quarterly report which shall contain all necessary information reasonably required by the Directors, including the quarterly management accounts, statement on the operation and financial condition of the Company and its Subsidiaries, forecast for operation and financial condition in the immediate future, management issues and other matters relating to the operation. Except as otherwise expressly provided in Section 7.2, the approval of, or consent to, any matter coming before the Board at a duly noticed meeting of the Board shall require a simple majority of the affirmative votes of all Directors, or otherwise the unanimous written approval by all Directors.

6.6            Director Liabilities. No Director shall personally be liable for any act taken by it in his/her/its capacity or performing duties as a Director, unless such act constitutes willful misconduct, gross negligence or violation of Laws applicable to the Company or such Director; provided that the validity of resolutions adopted pursuant to Laws applicable to the Company shall not be affected or impaired by such Director’s personal liabilities.

6.7            Director Remuneration. Each Director shall not ask for remuneration for providing services to the Company in his/her/its capacity as a Director. The Company shall reimburse each Director for his/her/its necessary and reasonable out-of-pocket expenses incurred in connection with attending Board meetings in accordance with Section 6.5 hereof, including but not limited to travel expenses, lodging expenses and other relevant expenses. Such expenditure shall be deemed as the Company’s operating expenses.

6.8            Management. The Company shall have one (1) general manager (the “GM”) which shall be designated by the Board. The GM shall be responsible for the daily operation and management of the Group Companies in accordance with this Agreement, the Memorandum and Articles of Association, the powers granted by the Board and the applicable Laws, and shall report to the Board on regular basis. The GM shall have the right to nominate the vice general manager and CFO of the Company, all of which shall be approved by the Board.

6.9            Termination. The rights and covenants set forth in this Section 6 shall terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of a Qualified IPO; or (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to the Memorandum and Articles of Association.

7.	PROTECTIVE PROVISIONS.

7.1            Notwithstanding anything to the contrary in this Agreement, the Company shall not, without (in addition to any other vote or consent required in this Agreement or the Memorandum and Articles of Association, or by any applicable Laws, including without limitation the approval of the shareholders at any general meeting (if applicable)) (i) first obtaining the approval of all Lead Investors, and (ii) (x) if the approval of the shareholders at any general meeting is required, then obtaining the approval of the shareholders at any general meeting (which shall include the approval of the Ordinary Majority) and (y) if the approval of the shareholders at any general meeting is not required, then obtaining the approval of the Board, take any actions, or allow or cause to be taken any actions, or commit itself to take any actions, whether directly or indirectly, by amendment, merger, consolidation or otherwise, as follows:

 (a)            any merger, split, dissolution, liquidation, winding up or change of form involving any Group Company;

 (b)           any sale, transfer, lease or the incurrence of mortgage or pledge, or any other disposal of all or substantially all assets and/or business of Group Companies; provided that the value of such assets and/or business exceeds half of the aggregate amount of the audited net assets of the Group Companies on consolidate basis as of the end of the preceding fiscal year; or

 (c)           any change of or restriction on any Investor’s rights under this Agreement and the Memorandum and Articles of Association.

7.2            Notwithstanding anything to the contrary in this Agreement, the Company shall not, without (in addition to any other vote or consent required in this Agreement or the Memorandum and Articles of Association, or by any applicable Laws, including without limitation the approval of the shareholders at any general meeting (if applicable)) (i) solely with respect to item (c) below, first obtaining the approval of the Majority Lead Investors and (x) if the approval of the shareholders at any general meeting is required, then obtaining the approval of the shareholders at any general meeting (which shall include the approval of the Ordinary Majority) and (y) if the approval of the shareholders at any general meeting is not required, then obtaining the approval of the Board, (ii) solely with respect to the following items excluding items (a), (b), (c), (f), (k) and (m) below, first obtaining the approval of the Board, which shall include the affirmative votes of Directors representing more than two thirds (2/3) of the Directors present at the Board meeting (which shall include at least one (1) Preference Director unless no Preference Director present at the Board Meeting); and (iii) solely with respect to items (a), (b), (f), (k) and (m) below, first obtaining the approval of the Board, which shall include the affirmative votes of the simple majority of Preference Directors; provided that, without prejudice to the generality of the foregoing, the affirmative vote of 58 Director shall be obtained solely with respect to any repurchase or redemption of any Equity Security of the Company, other than (x) the repurchase or redemption pursuant to Article 13.4 of the Memorandum and Articles of Association; or (y) the repurchase or redemption of Equity Securities pursuant to a duly approved ESOP, take any actions, or allow or cause to be taken any actions, or commit itself to take any actions, whether directly or indirectly, by amendment, merger, consolidation or otherwise, as follows:

 (a)            any amendment to this Agreement or the memorandum and articles of association of any Group Company;

 (b)            any increase or decrease of registered capital or authorized share capital of any Group Company (including the authorization or issuance of any option or warrant which may result in the increase of registered capital or authorized share capital of any Group Company, or the dilution or decrease of shares of any Investor in any Group Company), and any increase or decrease of registered capital or authorized share capital of any Group Company as a result of implementing any ESOP;

 (c)            (i) cessation of the business of any Group Company, or (ii) substantial change of any Group Company’s current business or engagement in any new business by any Group Company;

 (d)           any action that issues or authorizes any Equity Securities of any Group Company that are convertible into, exchangeable for or exercisable into any Equity Securities having the rights, preferences, privileges or powers superior to or on a parity with the Preference Shares;

 (e)           any declaration or payment of dividends to the shareholders by the Group Companies;

 (f)            any repurchase or redemption of any Equity Security of any Group Company, other than the repurchase or redemption by the Investors pursuant to the Memorandum and Articles of Association;

 (g)           any change of the sole director or the number of directors of any existing Group Company, or the number of directors and composition of the board of directors or the appointment of the sole director of any Subsidiary of the Company established after the date hereof;

 (h)           any appointment or change of auditors of any Group Company;

 (i)             without prejudice to Section 9.1, any transfer or creation of pledge over the Shares held by the Founder Entities; any transfer or creation of pledge over the Equity Securities of any Subsidiary by the Company;

 (j)            approval of or amendment to the annual budget and/or annual consolidated business budget of any Group Company; such approved annual budget shall be hereinafter referred to as the “Approved Budget”;

 (k)            any sale, lease, transfer, disposal of or creation of mortgage or pledge over the assets and/or business of any Group Company, except for those as provided in Section 7.1(b);

 (l)            any sale or disposal of any Equity Securities of any Group Company, or any transaction which may result in the change of Control of any Group Company;

 (m)          any declaration of bankruptcy of any Group Company, or the appointment of receiver, liquidator, legal administrator or other similar personnel for any Group Company;

 (n)           any merger, acquisition, amalgamation, reorganization or restructuring involving any Group Company;

 (o)           the initial public offering of any Equity Securities of the Company;

 (p)            for each fiscal year, incurrence of expenses or entering into any contracts for expenses by any Group Company, the amount of which is in aggregate in excess of US$750,000 outside the Approved Budget of such fiscal year;

 (q)           any investment or incurrence of any capital expenditure in excess of US$750,000 by any Group Company;

 (r)            any transaction (including but not limited to extension of any loan to any director, senior officer or employee of the Group Company) between any Group Company as one party and any shareholder, director, senior officer and/or any other Affiliate of any Group Company as the other party;

 (s)            appointment or removal of the GM, chief operation officer or chief technology officer of any Group Company; approval of the vice general manager and CFO of the Company nominated by the GM;

 (t)            adoption or change of the ESOP;

 (u)           approval or change of the remuneration of any senior officer (i.e. vice president or higher level); approval or change of the employment contract of any Group Company with employee’s annual salary exceeding US$100,000;

 (v)           approval of the implementation plan of any ESOP; or

 (w)          other matters subject to the approval of the Board in accordance with this Agreement or the Memorandum or Articles of Association.

7.3            Notwithstanding anything to the contrary in this Agreement or the Memorandum and Articles of Association, subject to the compliance with provisions of Section 4, each Party shall procure each director designated by it to vote in favor of the next round financing of the Group Companies, on condition that the pre-money valuation of such next round financing shall be no less than 140% of the Series B+ Post-Money Valuation of the Group Companies (for the avoidance of doubt, for the purpose of this Agreement, the “Series B+ Post-Money Valuation” of the Group Companies shall be equal to (i) the comprehensive pre-money valuation (综合投前估值) as defined in the Onshore CB Agreement, plus (ii) the aggregate principal amount under the Onshore CB Agreement and the Offshore CB Agreements that has been converted into the Series B+ Preference Shares).

7.4            Termination. The rights and covenants set forth in this Section 7 shall terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of a Qualified IPO; or (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to the Memorandum and Articles of Association.

8.	DRAG-ALONG RIGHT.

8.1            Actions to be Taken. Notwithstanding anything herein or in the Memorandum and Articles of Association to the contrary, in the event that the Majority Investors (the “Selling Investors”) and the Ordinary Majority approve a Sale of the Company in writing that involves a valuation of the Company of more than one hundred and fifty percent (150%) of the Series B+ Post-Money Valuation (the “Drag-Along Sale”), then each Member shall:

 (a)            if such Drag-Along Sale requires approval of the Members of the Company or the Directors, with respect to all Shares that such Member owns or over which such Member otherwise exercises voting power, vote (in person, by proxy or by action by written consent, as applicable) all such Shares or to procure the Directors designated by such Member to vote in favor of, and adopt, such Sale of the Company (together with any related amendment to the Memorandum and Articles of Association required in order to implement such Sale of the Company) and vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

 (b)           if such Drag-Along Sale is a Share Sale, sell all Shares beneficially held by such Member to the Person to which the Selling Investors propose to sell their Shares, and on the same terms and conditions applicable to the Selling Investors; however if the person to whom the Selling Investors propose to sell the Shares (the “Proposed Purchaser”) in such Share Sale does not purchase the Warrant(s) from any Warrant Holder, such Warrant Holder shall exercise or designate an Affiliate, and the Company shall cooperate with such Warrant Holder, to exercise its Warrant(s) in accordance with the Warrant(s) as soon as practicable and such Warrant Holder and/or its Affiliate shall sell all its Warrant Shares to the Proposed Purchaser on the same terms and conditions applicable to the Selling Investors;

 (c)            execute and deliver all related documentation and take such other action in support of the Drag-Along Sale as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 8.1, including without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents; and

 (d)           to refrain from exercising any dissenters’ rights, rights of appraisal or right of first refusal under applicable Law, this Agreement or any other Transaction Agreements at any time with respect to such Drag-Along Sale.

8.2            Payment Allocation. The consideration received pursuant to the Drag-Along Sale shall be allocated among the parties thereto in the manner specified in the Memorandum and Articles of Association in effect immediately prior to the Sale of the Company (as if such transaction was a Deemed Liquidation Event).

8.3            Termination. The rights and covenants set forth in this Section 8 shall terminate and be of no further force or effect upon the earlier to occur of: (a) the submission by the Company of its listing application for a Qualified IPO, provided that such rights and covenants shall automatically revive upon the withdrawal or rejection of such application; or (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to the Memorandum and Articles of Association.

9.	UNDERTAKINGS.

9.1            Transfer Restrictions.

 (a)            Each of the Founder Parties agrees that, without the prior written consent of the Investors collectively holding three fourth (3/4) or more of Ordinary Shares (on an as-converted and fully-diluted basis) held by all Investors and subject to provisions of Section 7.1, such Founder Party shall not, directly or indirectly, (i) transfer, sell, pledge, encumber, hypothecate or otherwise dispose of any Ordinary Shares or other Equity Securities beneficially held by it; (ii) enter into any share-related agreement or similar agreement for purpose of transferring all or part of the economic interest of the Company owned by it or risks of the Company assumed by it; or (iii) announce any intention to carry out any transaction in connection with (i) or (ii) above. Notwithstanding anything to the contrary, the Founders shall not lose their Control of the Company unless and until the Company has completed its IPO or 100% Equity Securities of the Company have been acquired by or merged into a third party.

 (b)           Subject to the applicable Laws and other provisions in this Agreement (such as Section 9.1(c) hereof), each Investor may freely transfer, pledge or otherwise dispose of all or any part of the Equity Securities held by it in the Company to any of its Affiliates or third parties by giving at least 30 days’ prior written notice to other Parties, without being subject to any prior consent or right of first refusal of other Members (including other Investors). If the consent rights of other Members or their rights of first refusal are mandatory and not permitted to be waived in advance for such Transfer as required by applicable Laws, such Members shall unconditionally execute written legal instruments to waive their rights of consent and rights of first refusal, and agree to actively cooperate in such Transfer. Simultaneously with such Transfer, such Investor may elect to assign all or part of its rights, preferences and privileges under this Agreement or other Transaction Agreements to the corresponding transferee.

 (c)            Without prejudice to any other provisions in this Agreement, no Transfer shall be effected unless: (i) the transferee agrees in writing to be bound by this Agreement and the Memorandum and Articles of Association; and (ii) such Transfer complies with the applicable terms and conditions of this Agreement and the Memorandum and Articles of Association in all respects. Unless otherwise agreed by the Parties in writing, any Transfer in contravention of the foregoing shall be null and void ab initio.

 (d)            With respect to any Transfer permitted by this Section 9.1, the transferor and transferee shall execute a share purchase agreement, and the transferee shall execute a deed of adherence substantially in the form attached hereto as Exhibit A (“Deed of Adherence”). Each Party shall execute necessary instruments and procure the Director designated by it to vote in favor of such Transfer. The Parties shall: (i) procure the Company to update its register of members to reflect the change resulting from such Transfer; and (iii) use best efforts to assist with the Company in the aforementioned formalities.

 (e)            The restrictions in this Section 9.1 shall not apply to (1) any transfer pursuant to ESOP Plan duly adopted pursuant to Section 7.2, (2) the transfer of Transfer Shares to any ROFR Holder by exercising its Right of First Refusal pursuant to Section 5.1, and (3) the sale of any Ordinary Shares (i) in a Public Offering, or (ii) pursuant to a Deemed Liquidation Event or (iii) upon the consummation of a Share Sale. The restrictions in this Section 9.1 shall terminate and be of no further force or effect upon the earlier to occur of: (i) the consummation of a Qualified IPO; or (ii) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to the Memorandum and Articles of Association.

9.2            Non-Competition Obligations and Full-time Commitment.

 (a)            Each Founder undertakes to each of the Investors that during the period of his/her employment or service with any of the Group Companies or holding any Equity Securities of any Group Company (the “Relevant Period”), and for a period of two (2) years after the expiry of the Relevant Period, he or she or his/her relatives shall not, on his/her own account or acting as an agent, by itself or in cooperation with a third party, directly or indirectly (including without limitation through any of his or her related companies, partnership, related parties or other contractual arrangement):

 (i)            be engaged in, whether as director, senior officer or otherwise, any company, enterprise, entity or Person that is engaged in or plans to carry out the Principal Business or any other business same as, similar to or in competition with the business of the Group Companies, or that is within the same or similar business domain of the Group Companies, or that is otherwise directly or indirectly in competition with the Group Companies (collectively, the “Company Competitors”, and each, a “Company Competitor”);

 (ii)           make investment in, whether as a proprietor, shareholder, actual controller, creditor or otherwise, a Company Competitor or establish a Company Competitor;

 (iii)          either on his or her own account or for any of his or her Affiliates or for any Company Competitor or other Persons, solicit or entice away from any Group Company, any employee of the Group Companies;

 (iv)          have business relationship with any Company Competitor (including but not limited to becoming an agent, supplier or distributor of such Company Competitor);

 (v)           provide advice or opinions for any Company Competitor;

 (vi)          enter into any agreement, make any promise or take any other action, which would or may restrict or jeopardize the business of the Group Companies;

 (vii)         either on his or her own account or for any of his or her Affiliates or for any Company Competitor or for any other Person’s interest, solicit business from any existing client, agent, supplier and/or independent contractor of any Group Company, or entice away such client, agent, supplier and/or independent contractor to terminate its cooperation with the Group Companies; and

 (viii)        conduct any other action in competition with the Group Companies.

 (b)            The Founders shall procure the Key Employees and any entity Controlled by the Founders or the Key Employees to abide by the non-compete obligations provided in Section 9.2 (a) within their respective non-compete period and indemnify and hold harmless the Group Companies from any losses incurred due to any violation thereof.

 (c)            Unless otherwise agreed by the Parties, until the first (1st) anniversary of the date of the completion of the Qualified IPO, each of the Founders shall devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business of and to protect the interests of the Group Companies, and shall not engage in or participate in any other business that substantially occupies his working time, whether or not such business competes with the business of any Group Company.

9.3            Qualified IPO.

 (a)            The Members agree that the Company may be listed on a stock exchange in the PRC or elsewhere (including New York Stock Exchange, NASDAQ, Shanghai Stock Exchange, Shenzhen Stock Exchange, Hong Kong Stock Exchange or any other stock exchange jointly acknowledged by all the Series B Investors and Series B+ Investors) by means of IPO and the like; provided that, such IPO shall (i) comply with all listing rules promulgated by the corresponding stock exchange; (ii) the Shares held by the Investors shall be registrable and transferable; (iii) the market value of the Company being calculated in accordance with the offering price of each Company’s share as set forth in the final prospectus is over RMB2.6 billion (i.e. the said market value of the Company = offering price × number of outstanding shares of the Company immediate after the offering, both information as set forth in the final prospectus); and (iv) such IPO has been approved by all Investors (such IPO, a “Qualified IPO”).

 (b)            Each Investor agrees, if so required by the managing underwriter(s), that it will enter into a lock-up agreement with the managing underwriter(s) for the Company’s Qualified IPO containing terms and conditions customary for such agreements, which may include a lock-up period of 180 days or longer as required by the managing underwriter(s); provided that any lock-up period longer than 180 days shall be subject to the approval of such Investor. For the avoidance of doubt, the Shares restricted by any lock-up period shall be deemed to be registrable and transferable for the purpose of Section 9.3(a).

 (c)            The Founders and Founder Entities shall use best efforts to, and other Parties shall cooperate with the Founders and Founder Entities (including but not limited to revising or amending this Agreement or any arrangement herein) to, comply with applicable Laws promulgated by the relevant stock exchange so that the Company could consummate a Qualified IPO prior to September 30, 2024. Notwithstanding the forgoing, if any right of the Investor is in contravention of the applicable listing rules, such right shall be terminated upon the date required by applicable listing rules (unless otherwise provided herein); provided that (i) such right shall automatically revive upon the withdrawal or rejection of the IPO application for any reason as if such right has never been terminated or waived; and (ii) such termination shall be subject to the prior consent of an Investor if it will have a material adverse effect on such Investor, provided that such Investor shall not withhold the consent if such revision or amendment does not change the commercial terms or intentions of the Parties under this Agreement and is mandatorily required by the applicable listing rules (which has been proved by sufficient evidence provided by the Company).

 (d)           If a Qualified IPO does not occur on or prior to September 30, 2024 and for so long any Investor still holds some Shares in the Company at that time, such Investor shall have the right but not the obligation to: (i) demand an IPO of the Company; and (ii) lead and carry out the IPO process together with other shareholders of the Company.

 (e)            All fees and expenses incurred in connection with the Qualified IPO, including but not limited to fees and expenses for underwriting and offering, shall be borne by the Company. All commissions in connection with the sale of Shares of the Company shall be borne by relevant Members.

9.4            Follow-on Investment. In the event that any Investor fails to fully obtain its preferential amounts in accordance with Article 13.1 of the Memorandum of Articles of Association in any Liquidation Event or Deemed Liquidation Event, the Founders shall disclose to such Investor the relevant information of any new project engaged by them within five (5) years following the occurrence date of such Liquidation Event or Deemed Liquidation Event, during the first financing of such new project. Such Investor(s) shall have the right to, in preference to any other party (including any other Member but other than such Investor(s)) to invest in such new project, and the Founders shall procure such Investor(s) to be able to exercise such right. The provisions in this Section 9.4 shall terminate and be of no further force or effect upon the consummation of a Qualified IPO.

9.5            New Shareholders. Subject to Section 4, Section 5 and Section 7 hereof, the Parties hereby agree that any new shareholder who is not a party to this Agreement may join this Agreement and become a party to this Agreement by executing and delivering to the Company a Deed of Adherence substantially in the form attached hereto as Exhibit A, without any amendment to this Agreement, so as to be bound by and subject to the terms of this Agreement applicable to the holder of the same class of shares that such new shareholder subscribes for.

10.	CONFIDENTIALITY AND NON-DISCLOSURE.

10.1          Confidential Information. The existence and content of this Agreement and Transaction Agreements and the negotiation thereof, and any oral or written materials exchanged for the purpose of negotiation, preparation or performance of this Agreement and Transaction Agreements, any trade secret or technology obtained from any Party during the term of this Agreement (collectively, the “Confidential Information”) shall be considered confidential information and shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below. For the avoidance of doubt, Confidential Information does not include information that (i) was already in the possession of the receiving Party before such disclosure by the disclosing Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Section 10, or (iii) is or becomes available to the receiving Party from a third party who has no confidentiality obligations to the disclosing Party. The Confidential Information shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below.

10.2          Permitted Disclosures. Any Party may disclose Confidential Information or permit the disclosure of Confidential Information (a) to the extent required by applicable Laws or the rules of any stock exchange; provided that such Party shall, where practicable and to the extent permitted by applicable Laws, provide the other Parties with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy; and in such event, such Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep such information confidential to the extent reasonably requested by any such other Parties, (b) to its officers, directors, employees, and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith in each case only where such Persons are under appropriate nondisclosure obligations, (c) to its auditors, counsel, directors, officers, employees, fund manager, shareholders, partners or investors in each case only where such Persons are under appropriate nondisclosure obligations, and (d) to its current or bona fide prospective investors, investment bankers and any Person otherwise providing substantial debt or equity financing to such Party in each case only where such Persons are under appropriate nondisclosure obligations, provided further that such Party shall provide the other Parties with prompt written notice of that fact.

10.3          Press Release. Without the prior written consent of other Parties, no Party may make any press release or public announcement in respect of this Agreement or the business of the Group Companies, or publish any news or announcement on behalf another Party, whether orally or in writing, and whether explicitly or tacitly. Each Party shall procure, that without the prior written consent of other Parties, the Company shall not make any press release or public announcement in respect of this Agreement or the Company. The Company shall in no circumstances make any press release or public announcement or make any press release or public announcement on behalf any other Party (the “Subject Party”) without the prior written consent of such Subject Party.

10.4          Legally Compelled Press Release. In the event that any Party or its Affiliates or the Company becomes legally compelled to make any press release or announcement, Section 10.4 shall not apply; provided that, to the maximum extent applicable, such Party or the Company shall deliver at least ten (10) days’ prior written notices to the other Parties which shall describe the press release, filing, announcement or notice and include a copy thereof, such that other Parties may make comments or provide advice thereon, which advice shall be taken into consideration in good faith.

11.	ADDITIONAL COVENANTS.

11.1          Audit. The accounting firm designated in accordance with Section 7.2 by the Board shall act as the auditor of the Company which shall be responsible for the examination and inspection of the financial and accounting information of the Company.

11.2          Related Party Transactions. Any transaction of the Group Companies with any related party shall be conducted on an arm’s length basis or on conditions more favorable to the Group Companies.

11.3          Charter Documents. The Company and the Members each agrees to comply with and abide by the provisions of the Memorandum and Articles of Association. The Company shall not, and no Member shall cause or authorize the Company to, take any action in contravention of the Memorandum and Articles of Association or avoid or seek to avoid the observance or performance of any of the terms of the Memorandum and Articles of Association. Each Member agrees to in good faith assist in the carrying out of the terms of the Memorandum and Articles of Association and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Members of the Company set forth in the Memorandum and Articles of Association against wrongful impairment.

11.4          Stock Option Plan.

 (a)            The Parties agree that all shares, options, other securities or other awards (“ESOP Shares”) under the ESOP shall be granted to the employees, directors, consultants or the management of the Group Companies for incentive purposes.

 (b)           Each Party acknowledges that the Company has reserved 150,000,000 Ordinary Shares (the “Existing ESOP Shares”) for incentive purposes. Each Party agrees that, the Company may from time to time issue part or all of the Existing ESOP Shares to employees, directors, consultants or the management of the Group Companies, their holding vehicles, or any other companies, partnerships, trusts or other entities the Company may designate or recognize to act as holding vehicles which holds part or all of the Existing ESOP Shares for incentive purposes (collectively, the “ESOP Shareholders”), provided that, each of ESOP Shareholders shall execute a Deed of Adherence substantially in the form attached hereto as Exhibit A. Subject to the determination by the Administrator (as defined in the relevant ESOP) authorized by the Board of the following, (i) the participants to whom an award corresponding to the Existing ESOP Shares may be granted, (ii) the vesting schedule of the awards corresponding to the Existing ESOP Shares; and (iii) the aggregate number of awards corresponding to the Existing ESOP Shares may be granted in each batch, (x) each of the Investors shall, and shall procure its designated director (if any) to, vote in favor of the issuance of Existing ESOP Shares to ESOP Shareholders, and execute necessary instruments; and (y) notwithstanding anything to the contrary in the Transaction Agreements (including but limited to Section 7.2 hereof), each of the Investors agrees to waive any pre-emptive rights, rights of first refusal, rights of consent, anti-dilution rights and/or veto rights in connection therewith.

 (c)            Each Party agrees that the Company may at its sole discretion reserve up to 890,397,900 Ordinary Shares (the “Additional ESOP Shares”) after the completion of the Restructuring as defined in the Restructuring Agreement, representing 3/7 (three-seventh) of the total Ordinary Shares (on a fully-diluted and as-converted basis) of the Company immediately after the SWSA Closing (assuming all the SWSA Closings have occurred) in addition to the Existing ESOP Shares, for the purpose of expanding the ESOP (the “ESOP Expansion”), provided that the effectiveness of such reservation shall follow the time schedule set forth blow: (i) upon the earliest closing of a next round equity financing (including any convertible bond financing, the closing date of which shall be the date of first conversion from bond to equity securities (for the avoidance of doubts, not including the Series B+ Warrants) rather than the bond payment date) of the Company subsequent to the SWSA Closing Date with a pre-money valuation no less than RMB900 million, the reservation of half of the aggregate number of Additional ESOP Shares (the “First Tranche Additional ESOP Shares”) shall automatically take effect; (ii) upon the consummation of an IPO, the reservation of the Additional ESOP Shares which have not yet taken effect shall automatically take effect, provided that the market value of the Company being calculated in accordance with the offering price of each Company’s share as set forth in the final prospectus is over RMB2.6 billion (i.e. the said market value of the Company = offering price × number of outstanding shares of the Company immediate after the offering, both information as set forth in the final prospectus). Each of the Investors shall, and shall procure its designated director (if any) to, vote in favor of the ESOP Expansion, and execute necessary instruments. Notwithstanding anything to the contrary in the Transaction Agreements (including but limited to Section 7.2 hereof), each of the Investors agrees to waive any pre-emptive rights, rights of first refusal, rights of consent, anti-dilution rights and/or veto rights in connection therewith.

 (d)           If the Company intends to increase the number of ESOP Shares under the ESOP (for the avoidance of doubts, excluding the ESOP Expansion as provided in Section 11.4(c)), it shall obtain the approval of all Investors prior to the approval of the Board.

11.5            Most Favored Nation.

 (a)           Unless otherwise provided in the Transaction Agreements, if the Company has granted to any Member any shareholder’s rights or privileges (excluding the rights or privileges given to such Members solely with respect to their future investment in the Company) upon terms and conditions more favorable than those granted to any Series B+ Investor under the Transaction Agreements, such rights and privileges shall be automatically granted to such other Series B+ Investor on an equivalent basis, and the Parties shall execute relevant documents to confirm the grant of such shareholders’ rights upon the request of such Series B+ Investor.

 (b)           Unless otherwise provided in the Transaction Agreements, if the Company has granted to any Member (other than the Series B+ Investors and the Series B Investors) any shareholder’s rights or privileges (excluding the rights or privileges given to such Members solely with respect to their future investment in the Company) upon terms and conditions more favorable than those granted to any Series B Investor under the Transaction Agreements, such rights and privileges shall be automatically granted to such other Series B Investor on an equivalent basis, and the Parties shall execute relevant documents to confirm the grant of such shareholders’ rights upon the request of such Series B Investor.

11.6          Look-through Principles. Subject to the terms of this Section 11.6, the Parties acknowledge and agree in calculating, determining, performing and enforcing any right, entitlement and obligation of a holder of the Company’s Equity Securities under the Transaction Agreements, unless otherwise provided in the Transaction Agreements, each Warrant Holder (a) shall be treated as if it has fully exercised its Warrant(s) in accordance with the terms and conditions in its Warrant(s), and (b) shall be entitled to the same rights and subject to the same obligations of, and shall rank pari passu with the holders of the same series of Preference Shares issuable under such Warrant as provided in the Transaction Agreements (for the avoidance of doubts, no Warrant Holder shall be entitled to or subject to any right, entitlement and/or obligation arising from or attached to Preference Shares issuable under its Warrant(s) if, under the Transaction Agreements, such Warrant Holder shall be entitled to or subject to such right, entitlement and/or obligation only after its exercise of its Warrant(s)). For the avoidance of doubt, the Warrant Holder shall be treated on a pari passu basis as the holders of Preference Shares and shall not receive any of its interest and benefits as provided in the Transaction Agreements at such time or prior to or later than, and in such manner more or less favorable than, holders of Preference Shares. For the avoidance of doubt, with respect to 58 Warrant II, during the period from the issue date of 58 Warrant II to the date such 58 Warrant II has been fully exercised or terminated and for so long as the principal amount of the convertible loan corresponding to 58 Warrant II is outstanding, 58 shall be deemed as the holder of Series B+ Preference Shares as if 58 exercised the 58 Warrant II to purchase the Series B+ Preference Shares.

11.7          No Duplication of Rights. The Parties acknowledge and agree that each Warrant Holder shall be deemed as, as the case may be, the holders of the corresponding number of Preference Shares issuable upon conversion of the Warrant(s) held by it, on an as-converted and fully-diluted basis (as if such Warrant Holder has fully exercised its Warrant(s)) when calculating, determining and performing their respective entitlement to any rights, interests and/or any obligations arising from or attached to such Preference Shares for the purpose of the Transaction Agreements (for the avoidance of doubts, not including any rights, interests and/or obligations arising from or attached to such Preference Shares such Warrant Holder will be entitled to or subject to only after its exercise of its Warrant(s)), provided, however, that, in no event shall such Warrant Holder be entitled to any duplication of rights or interests in the Group Companies taken as a whole (including without limitation any economic, voting, governance or other shareholder rights).

12.	EFFECTIVENESS AND TERMINATION.

12.1          This Agreement shall be effective to all Parties on the Closing Date (as defined in the WSA) and shall continue in force until the earlier to occur of (i) the date upon which all the Investors cease to hold any Equity Securities in the Company and (ii) any date agreed upon in writing by all the Parties. This Agreement shall terminate as between any Member and the other Parties at any time when such Member ceases to hold any Equity Securities in the Company following (x) a Transfer in compliance with the provisions of this Agreement and/or (y) the termination of all of its Warrant(s) pursuant the provisions of such Warrant(s).

13.	INCORPORATION BY REFERENCE

13.1          Incorporation. Articles 113 through Article 120 (Dividends), Article 13.1 (Liquidation Rights), Article 13.2 (Conversion) and Article 13.4 (Repurchase Right) of the Memorandum and Articles of Association shall be incorporated by reference into this Agreement and shall to the maximum extent applicable, be enforceable as between the Company and the Members (including the Warrant Holders) and among the Members (including the Warrant Holders) themselves (but not by other parties to this Agreement) as if such provisions were part of this Agreement.

13.2          Impact of Amendment. Notwithstanding anything to the contrary in this Agreement, (i) any amendment or waiver of any of the foregoing provisions of the Memorandum and Articles of Association shall only be effected in accordance with the terms of the Memorandum and Articles of Association and applicable Law without regard to any terms of this Agreement (including without limitation the amendment or waiver provisions of this Agreement), (ii) no amendment or waiver of any provision of the Memorandum and Articles of Association shall result in an amendment or waiver of any provision of this Agreement (except that in the case of an amendment or waiver of any of the foregoing provisions of the Memorandum and Articles of Association, such provisions (as amended or waived) shall automatically be incorporated by reference herein as so amended or waived without the necessity of any further action or approval of the parties to this Agreement) and (iii) no amendment or waiver of any provision of this Agreement (including without limitation this Section 13) shall be deemed to effect an amendment or waiver of any provision of the Memorandum and Articles of Association.

14.	MISCELLANEOUS.

14.1          Governing Law. Unless stated otherwise, this Agreement, and any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation, including any non-contractual disputes or claims, will be exclusively governed by and construed in accordance with the laws of Hong Kong, excluding conflict of law rules.

14.2          Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments.

14.3          No Third Party Beneficiaries; No Partnership. Any Person who is not a party to this Agreement shall not have any right under this Agreement, nor shall any such person be entitled to enforce any provision of this Agreement, in each case whether by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) or otherwise. Nothing in this Agreement shall be deemed to constitute a partnership among any of the Parties hereto.

14.4          Amendment and Waivers. This Agreement or any term hereof may be amended, modified or terminated only with the written consent of all Members. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

14.5          Entire Agreement. This Agreement, the Memorandum and Articles of Association, the other Transaction Agreements and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof (including the Prior IRA and the Domestic Transaction Documents); provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of confidentiality and non-disclosure agreements entered into prior to the date of this Agreement, and such confidentiality and non-disclosure agreements shall continue in full force and effect until terminated in accordance with its terms contained therein. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Constitutional Documents or any Domestic SPA, the terms of this Agreement shall prevail in all respects as regards the Parties, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Constitutional Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to the Constitutional Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

14.6          Termination of Domestic Transaction Document. For the avoidance of doubt, the Domestic Transaction Documents of the Beijing Entity shall be terminated in accordance with the terms and conditions thereof, including without limitation that, (i) as of the date hereof, with respect to all original shareholders of the Beijing Entity (excluding XCHARGE HK LIMITED) before the capital reduction of the Beijing Entity dated June 30, 2023, the Domestic Transaction Documents shall have been terminated; and (ii) upon the Closing, the Domestic Transaction Documents shall be terminated with respect to 58, Shell and XCHARGE HK LIMITED, and the Domestic Transaction Documents shall be of no further force or effect.

14.7          Notices. Except as may be otherwise provided herein, all notices and other communications given, delivered or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered or made upon the earliest of actual receipt of: (a) personal delivery to the party to be notified, (b) when sent, if sent by email or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (c) one (1) Business Day after deposit with an internationally-recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses, facsimile numbers or emails as set forth in Schedule E. If no facsimile number or email is listed for a party, notices and communications given, delivered or made by facsimile or email, as the case may be, shall not be deemed effectively given, delivered or made to such party. If a notice or other communication is sent via an approach other than email, a copy of such notice shall be sent via email to the recipient.

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 14.7, by giving the other party written notice of the new address in the manner set forth above.

14.8          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by Law or otherwise afforded to the parties shall be cumulative and not alternative.

14.9          Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise provided in the Transaction Agreements, if the conversion to USD of any amount expressed in another currency is necessary for any payment to be made under this Agreement (or any other purposes as specified hereunder), such conversion shall be conducted at, in the case of a conversion from RMB to USD or from USD to RMB, the RMB : USD middle exchange rate published by China Foreign Exchange Trade System under the authorization of the People’s Bank of China.

14.10         Counterparts; Facsimile. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

14.11        Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

14.12        Adjustment for Recapitalization. Whenever in this Agreement there is a reference to a specific number or percentage of the Preference Shares or the Warrant Shares, then, upon the occurrence of any Recapitalization, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the issued and outstanding shares of such class or series of shares by such Recapitalization.

14.13        Pronouns. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require.

14.14         Dispute Resolution. The Parties hereto agree to use reasonable efforts to resolve any disputes arising out of or relating to this Agreement through consultation. In the event that the parties are unable to resolve a dispute arising hereunder within thirty (30) days after the issuance of notice with respect to the aforementioned consultation by any Party hereof to any other Party, such dispute (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English. The governing law of this arbitration clause shall be the Laws of Hong Kong. The parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the parties or over the parties’ assets wherever the same may be located. All fees, costs and expenses (including attorney’s fees and expenses) incurred by any Party in connection with the arbitration shall be borne by the losing Party, or the Party as designated by the tribunal. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes arising out of or relating to this Agreement. Nothing in this Section 14.14 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 14.14.

[Signature Pages Follow]

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
XCHG Limited		)
)
)
By:	/s/ Yifei Hou
Name:	Yifei Hou	)
Title:	Director	)
)
)

in the presence of:

Witness signature:	/s/ Ran Li
Witness name:	Ran Li

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Xcar Limited		)
)
)
By:	/s/ Yifei Hou
Name:	Yifei Hou	)
Title:	Director	)
)
)

in the presence of:

Witness signature:	/s/ Ran Li
Witness name:	Ran Li

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
XCHARGE HK LIMITED		)
)
)
By:	/s/ Yifei Hou
Name:	Yifei Hou	)
Title:	Director	)
)
)

in the presence of:

Witness signature:	/s/ Ran Li
Witness name:	Ran Li

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Beijing X-Charge Technology Co., Ltd.		)
(北京智充科技有限公司) (Seal))
)
)
By:	/s/ Rui Ding
Name:	Rui Ding	)
Title:	Executive Director	)
)
)

in the presence of:

Witness signature:	/s/ Ran Li
Witness name:	Ran Li

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Zhen Partners Fund IV L.P.		)
)
)
By:	/s/ Xiao Ping Xu
Name:	Xiao Ping Xu	)
Title:	Authorized Signatory	)
)
)

in the presence of:

Witness signature:	/s/ Tong Siyu
Witness name:	Tong Siyu

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
GGV (Xcharge) Limited		)
)
)
By:	/s/ LEE Hong Wei, Jenny
Name:	LEE Hong Wei, Jenny	)
Title:	Director	)
)
)

in the presence of:

Witness signature:	/s/ Peishi Lok
Witness name:	Peishi Lok

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Shanghai Dingbei Enterprise Management Consulting		)
L.P.		)
(上海鼎北企业管理咨询合伙企业(有限合伙)) (Seal))
)
)
By:	/s/ YIN Junping
Name:	YIN Junping	)
Title:	Director	)
)
)

in the presence of:

Witness signature:	/s/ Xu Jing
Witness name:	Xu Jing

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Shanghai Dingpai Enterprise Management Consulting		)
L.P.		)
(上海鼎湃企业管理咨询合伙企业(有限合伙)) (Seal))
)
)
By:	/s/ YIN Junping
Name:	YIN Junping	)
Title:	Director	)
)
)

in the presence of:

Witness signature:	/s/ Xu Jing
Witness name:	Xu Jing

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Shanghai Yuanyan Enterprise Management Consulting		)
L.P.		)
(上海源彦企业管理咨询合伙企业(有限合伙)) (Seal))
)
)
By:	/s/ Bingdong Xu
Name:	Bingdong Xu	)
)
)
)

in the presence of:

Witness signature:	/s/ Blair
Witness name:	Blair

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Beijing Foreign Economic and Trade Development		)
Guidance Fund L.P.		)
(北京外经贸发展引导基金(有限合伙)) (Seal))
)
)
By:	/s/ Fei Wang
Name:	Fei Wang	)
Title:	Authorized Signatory	)
)
)

in the presence of:

Witness signature:	/s/ Zijing Xia
Witness name:	Zijing Xia

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Shell Ventures Company Limited		)
(壳牌资本有限公司) (Seal))
)
)
By:	/s/ Qi Ren
Name:	Qi Ren	)
Title:	Legal Representative	)
)
)

in the presence of:

Witness signature:	/s/ Li Bo
Witness name:	Li Bo

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Chengdu Peikun Jingrong Venture Capital Partnership		)
L.P.		)
(成都沛坤菁蓉创业投资合伙企业(有限合伙)) (Seal))
)
)
By:	/s/ Tao Zhang
Name:	Tao Zhang	)
Title:	Authorized Signatory	)
)
)

in the presence of:

Witness signature:	/s/ Yudong Huo
Witness name:	Yudong Huo

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Chengdu Peikun Songfu Technology Partnership L.P.		)
(成都沛坤宋富科技合伙企业(有限合伙)) (Seal))
)
)
By:	/s/ Tao Zhang
Name:	Tao Zhang	)
Title:	Authorized Signatory	)
)
)

in the presence of:

Witness signature:	/s/ Yudong Huo
Witness name:	Yudong Huo

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Beijing China-US Green Investment Center L.P.		)
(北京中美绿色投资中心(有限合伙)) (Seal))
)
)
By:	/s/ Bo Bai
Name:	Bo Bai	)
Title:	Authorized Signatory	)
)
)

in the presence of:

Witness signature:	/s/ Jiesheng Yang
Witness name:	Jiesheng Yang

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Foshan Hegao Zhixing XIV Equity Investment Center		)
L.P.		)
(佛山市和高智行十四号股权投资中心(有限合伙)) (Seal))
)
)
By:	/s/ Wenchao Huang
Name:	Wenchao Huang	)
Title:	Founding Partner	)
)
)

in the presence of:

Witness signature:	/s/ Xitong Pan
Witness name:	Xitong Pan

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Wuxi Shenqi Leye Private Equity Funds Partnership		)
L.P.		)
(无锡神骐乐业私募基金合伙企业(有限合伙)) (Seal)))
)
)
By:	/s/ Lihua Fu
Name:	Lihua Fu	)
Title:	Appointed Representative of Executive Partner	)
)
)

in the presence of:

Witness signature:	/s/ Ran Bi
Witness name:	Ran Bi

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Mobility Innovation Fund, LLC		)
)
)
By:	/s/ Wenhua Huang
Name:	Wenhua Huang	)
Title:	Managing Partner	)
)
)

in the presence of:

Witness signature:	/s/ Xiaohua He
Witness name:	Xiaohua He

By:	/s/ Pin Ni
Name:	Pin Ni	)
Title:	Managing Partner	)
)
)

in the presence of:

Witness signature:	/s/ Xiaohua He
Witness name:	Xiaohua He

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Yifei Hou (侯亦飞))
)
)
By:	/s/ Yifei Hou
)
)

in the presence of:

Witness signature:	/s/ Ran Li
Witness name:	Ran Li

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Future EV Limited		)
)
)
By:	/s/ Yifei Hou
Name:	Yifei Hou	)
Title:	Director	)
)
)

in the presence of:

Witness signature:	/s/ Ran Li
Witness name:	Ran Li

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Rui Ding (丁锐))
)
)
By:	/s/ Rui Ding
)
)

in the presence of:

Witness signature:	/s/ Ran Li
Witness name:	Ran Li

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

IN WITNESS WHEREOF this Amended and Restated Investors’ Rights Agreement has been executed on the day and year first above written.

EXECUTED AND DELIVERED AS A DEED BY		)
)
Next EV Limited		)
)
)
By:	/s/ Rui Ding
Name:	Rui Ding	)
Title:	Director	)
)
)

in the presence of:

Witness signature:	/s/ Ran Li
Witness name:	Ran Li

Signature Page to THE Amended and Restated INVESTORS’ RIGHTS Agreement

Schedule A

Definitions

“Accounting Standards” shall mean the U.S GAAP, or the generally accepted accounting principles of the relevant jurisdiction of a Group Company, applied on a consistent basis.

“Additional ESOP Shares” has the meaning given to that term in Section 11.4(c) of this Agreement.

“Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include any Person who holds shares as a nominee for such Investor, and (c) in respect of an Investor, shall also include (i) any shareholder of such Investor, (ii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company.

“Agreement” has the meaning given to that term in the introductory paragraph of this Agreement.

“Approved Budget” has the meaning given to that term in Section 7.2(j) of this Agreement.

“as-converted” shall mean as-converted to Ordinary Shares.

“Beijing Entity” has the meaning given to that term in Schedule D to this Agreement.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean a day (other than a Saturday or Sunday) on which banks are open for business in the PRC, in the United States of America, in the Cayman Islands and in Hong Kong.

“CFO” has the meaning given to that term in Section 2.1(c) of this Agreement.

“China-US Green” has the meaning given to that term in Schedule B to this Agreement.

“China-US Green Observer” has the meaning given to that term in Section 6.2 of this Agreement.

“Closing” has the meaning given to that term in the WSA.

“Co-Sale Shares” has the meaning given to that term in Section 5.2(a) of this Agreement.

“Company” has the meaning given to that term in introductory paragraph of this Agreement.

“Company Competitor(s)” has the meaning given to that term in Section 9.2(a)(i).

“Confidential Information” has the meaning given to that term in Section 10.1 of this Agreement.

“Constitutional Documents” shall mean the constitutional documents of the respective Group Company which may include, as applicable, business license, memoranda and articles of association, by-laws, joint venture contracts and the like.

“Control”, with respect to any party, shall have the meaning given to that term in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least twenty percent (20%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party, or (b) over other members of such party’s Immediate Family Members, or (c) when such party possesses the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, or (d) such party possesses the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person, or power to control the composition of the board of directors or similar governing body of such Person. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Conversion Shares” shall mean Ordinary Shares issuable or issued upon conversion of Preference Shares.

“Deed of Adherence” has the meaning given to that term in Section 9.1(d) of this Agreement.

“Deemed Liquidation Event” shall mean (a) any merger, amalgamation, consolidation, share acquisition, or other transactions or a series of related transactions, after which the holders of the shares of the Company immediately prior to such transaction do not retain at least a majority of voting power of the Company or the surviving or acquiring Person in such transaction; (b) any sale of all or substantially all the assets of the Group Companies taken as a whole; or (c) exclusive licensing of all or substantially all of the intellectual properties of the Group Companies taken as a whole.

“Derivative Securities” shall mean any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Ordinary Shares, including options and warrants.

“Director” shall mean a member of the Board.

“Domestic SPA” shall mean any written or oral agreement, arrangement or understanding between the Beijing Entity and any Investor or its Affiliate which provides for such Investor’s or its Affiliate’s subscription or purchase of any registered capital of the Beijing Entity.

“Domestic Transaction Documents” shall mean the Shareholders’ and Convertible Loan Investors’ Rights Agreement (股东及可转债投资人权利协议) entered into by and among Beijing Entity, the Founders, 58, Shell and certain other parties on June 20, 2023 and its amendment or restatement from time to time and any other written or oral agreement, arrangement or understanding under which any Investor is granted rights or privileges relating to the Beijing Entity.

“Drag-Along Sale” has the meaning given to that term in Section 8.1 of this Agreement.

“Eastern Bell Observer” has the meaning given to that term in Section 6.2 of this Agreement.

“Equity Securities” shall mean, with respect to a Person eligible to issue Equity Securities under the jurisdiction where it is incorporated, any shares, share capital, registered capital, ownership interest, equity interest, or other securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly. For the avoidance of doubt, “Equity Securities” shall include each Warrant held by any Warrant Holder, whether such Warrant has been exercised or not.

“ESOP” shall mean the employee share incentive plan of the Company taking effect on or prior to the Closing, or any other similar plan to be approved by the Board in accordance with Section 7.2 hereof (including the expansion of number of ESOP Shares to be approved by all Investors in accordance with Section 11.4 hereof).

“ESOP Expansion” has the meaning given to that term in Section 11.4(c) of this Agreement.

“ESOP Shareholders” has the meaning given to that term in Section 11.4(b) of this Agreement.

“Exempted Securities” shall mean (i) any Ordinary Shares or other Equity Securities issued pursuant to the ESOP duly adopted by the Board in accordance with Section 7 of this Agreement; (ii) any Equity Securities issued in connection with any share split, share dividend or other similar event in which all holders of Equity Securities of the Company are entitled to participate on a pro rata basis; or (iii) any Equity Securities of the Company issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or more than fifty percent (50%) of the voting power of such other corporation or entity, provided that such transaction has been duly approved by all Directors.

“Existing ESOP Shares” has the meaning given to that term in Section 11.4(b) of this Agreement.

“Existing Warrants” has the meaning given to the “Warrants” in the SWSA.

“Existing Warrant Holders” has the meaning given to the “Warrant Holders” as defined in the SWSA.

“Existing Warrant Shares” has the meaning given to the “Warrant Shares” as defined in the SWSA.

“FET” has the meaning given to that term in Schedule B to this Agreement.

“FET Director” has the meaning given to that term in Section 6.1(a) of this Agreement.

“First Tranche Additional ESOP Shares” has the meaning given to that term in Section 11.4(c) of this Agreement.

“Founder” and “Founder Entity” have the meaning given to that term in introductory paragraph of this Agreement.

“Founder Parties” has the meaning given to that term in introductory paragraph of this Agreement.

“Fully Exercising Investor” has the meaning given to that term in Section 4.4 of this Agreement.

“Fully Exercising ROFR Holder” has the meaning given to that term in Section 5.1(d) of this Agreement.

“fully-diluted” shall mean that the calculation is to be made assuming that all outstanding options, warrants (including the Warrants) and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible), have been so converted, exercised or exchanged; for the avoidance of doubt, before the effectiveness of reservation of any Additional ESOP Shares, such Additional ESOP Shares shall not be counted when using fully-diluted basis to calculate shares of the Company.

“Future Issuance” has the meaning given to that term in Section 4.1 of this Agreement.

“GGV” has the meaning given to that term in Schedule B to this Agreement.

“GGV Director” has the meaning given to that term in Section 6.1(c) of this Agreement.

“GM” has the meaning given to that term in Section 6.8 of this Agreement.

“Governmental Authority” shall mean (i) any nation, government, federation, province or state or any other political subdivision thereof, or any national, provincial, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Governmental Authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, Hong Kong or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization, (ii) any public international organization, (iii) any agency, division, bureau, department or other sector of any government, entity or organization described in the foregoing (i) or (ii) of this definition, or (iv) any state-owned or state-controlled enterprise or other entity owned or controlled by any government, entity or organization described in (i), (ii) or (iii) of this definition.

“Governmental Order” shall mean any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Companies” shall mean the Company and any direct or indirect Subsidiary of the Company or any other Group Company, each of such Group Companies being referred to as a “Group Company.”

“HKIAC” has the meaning given to that term in Section 14.14 of this Agreement

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

“IFRS” shall mean the applicable International Financial Reporting Standards as published by the International Accounting Standards Board from time to time.

“Immediate Family Member” shall mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Interim Board Meeting” has the meaning given to that term in Section 6.5 of this Agreement.

“Investor” and “Investors” have the meanings given to those terms in introductory paragraph of this Agreement.

“IPO” shall mean an initial public offering and listing of the Ordinary Shares of the Company (or securities representing such Ordinary Shares) on a securities exchange as determined by the Board.

“Key Employees” shall mean Rui Ding (丁锐), Yifei Hou (侯亦飞), Yu Sun (孙煜), Xinfu Feng (丰新福), Xiaoling Song (宋晓玲) and Zijian Peng (彭子健).

“Law” or “Laws” shall mean any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Lead Investors” shall mean collectively FET, Shell, GGV, Zhen Partners and 58 (with respect to each of them, for so long as it holds any Equity Security of the Company); a “Lead Investors” shall mean each of the Lead Investors.

“Liquidation Event” shall mean any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Majority Investors” shall mean the Member(s) of the Company collectively holding more than fifty percent (50%) of the issued and outstanding Series A Preference Shares, Series A+ Preference Shares, Series B Preference Shares, and Series B+ Preference Shares, voting together as a separate class on an as-if converted basis (as if each Warrant Holder had fully exercised its Warrant(s)).

“Majority Lead Investors” shall mean the simple majority of the Lead Investors (for the avoidance of doubts, if there are five (5) Lead Investors, the Majority Lead Investors shall mean any three (3) Lead Investors).

“Major Subsidiary” or “Major Subsidiaries” has the meaning given to that term in introductory paragraph of this Agreement.

“Member(s)” have the meanings given to those terms in introductory paragraph of this Agreement.

“Memorandum and Articles of Association” shall mean the Second Amended and Restated Memorandum and Articles of Association of the Company (as the same shall be amended, or amended and restated, from time to time).

“New Securities” shall mean any Preference Shares, Ordinary Shares or other Equity Securities of the Company (of any type whatsoever), whether now authorized or not, and any grant or issuance of any options, any exercise of any options, any rights or warrants to purchase such Preference Shares, Ordinary Shares and Equity Securities of the Company (of any type whatsoever) that are, or may become, convertible or exchangeable into such Preference Shares, Ordinary Shares or other voting shares of the Company (of any type whatsoever); provided, however, that the term “New Securities” shall not include (i) Exempted Securities, (ii) Ordinary Shares issued in a Qualified IPO approved by the Board; (iii) any Preference Shares or Warrants issued under the SWSA and the WSA; (v) any Conversion Shares issued upon conversion of the Preference Shares and (vi) any Warrant Shares issued upon the exercise of the Warrants according to the Warrants, and the Conversion Shares issued upon conversion of the Warrant Shares.

“Offer Notice” has the meaning given to that term in Section 4.1 of this Agreement.

“Official” shall mean (a) any officer of a political party or candidate for political office; (b) any officer or employee of a government entity (including any legislative, judicial, executive or administrative department, agency or instrumentality thereof) or a public international organization; (c) any person acting in an official capacity for or on behalf of any such political party, candidate, government or department, agency, or instrumentality, or public international organization.

“Onshore CB Agreement” shall mean the Convertible Loan Investment Agreement (可转债投资协议) entered into by and among Beijing Entity, the Founders, 58, Shell and certain other parties on June 20, 2023.

“Offshore CB Agreements” shall mean (x) the Convertible Note Purchase Agreement entered into by and among the Company, SAIC, and certain other parties thereto on June 20, 2023, and (y) the Convertible Promissory Note issued by the Company to SAIC on July 17, 2023.

“Ordinary Director” has the meaning given to that term in Section 6.1(f) of this Agreement.

“Ordinary Majority” shall mean Founder Entit(ies) holding more than fifty percent (50%) of the total issued and outstanding Ordinary Shares held by the Founder Entities on an as-converted and fully-diluted basis.

“Ordinary Shares” shall mean the Ordinary Shares of the Company, nominal or par value US$0.00001 per share.

“Over-Allotment Issuance Shares” has the meaning given to that term in Section 4.4 of this Agreement.

“Peikun Jingrong” has the meaning given to that term in Schedule B to this Agreement.

“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

“PR Period” has the meaning given to that term in Section 4.2 of this Agreement.

“PRC” shall mean the People’s Republic of China excluding, for the sole purposes of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC GAAP” shall mean the accounting principles generally accepted in the PRC.

“Preemptive Right” has the meaning given to that term in Section 4 of this Agreement.

“Preference Directors” shall mean collectively the FET Director, the Shell Director, the GGV Director, the Zhen Partners Director and the 58 Director; a “Preference Director” shall mean each of the Preference Directors.

“Preference Shares” shall mean the Series Angel Preference Shares, the Series Seed Preference Shares, the Series A Preference Shares, the Series A+ Preference Shares, the Series B Preference Shares, and the Series B+ Preference Shares.

“Principal Business” has the meaning given to that term in Section 1.2 of this Agreement.

“Prior IRA” has the meaning given to that term in the recitals of this Agreement.

“Proposed Purchaser” has the meaning given to that term in Section 8.1(b) of this Agreement.

“Proposed Transfer” shall mean any transfer of any Equity Securities of the Company proposed by or accepted by any Prospective Transferor to any third party transferee (the “Prospective Transferee”).

“Proposed Transfer Notice” has the meaning given to that term in Section 5.1(b) of this Agreement.

“Public Offering” shall mean a sale of Shares to the public in an offering pursuant to (a) a registration statement filed under the Securities Act, or (b) the securities Laws applicable to an offering of its securities in another jurisdiction, pursuant to which such securities will be listed on an internationally recognized securities exchange.

“Qualified IPO” has the meaning given to that term in Section 9.3(a).

“Re-Allotment Transfer Shares” has the meaning given to that term in Section 5.1(d) of this Agreement.

“Recapitalization” shall mean any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“Regular Board Meeting” has the meaning given to that term in Section 6.5 of this Agreement.

“register,” “registered,” and “registration” used in Section 3 hereof shall refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

“Relevant Period” has the meaning given to that term in Section 9.2(a) of this Agreement.

“Registrable Securities” shall mean (i) Ordinary Shares issued or to be issued upon conversion of any series of the Preference Shares or Warrant; (ii) Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (iii) any other Ordinary Shares hereafter acquired by any Investor, including Ordinary Shares issued in respect of the Ordinary Shares described in (i) and (ii) above, upon any share dividend, share subdivision, combination of shares, reorganization, reclassification or other similar event; and (iv) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under Section 3 of the Agreement are not assigned in accordance with this Agreement or any Registrable Securities sold in a Public Offering, whether sold pursuant to SEC Rule 144 or in a registered offering, or otherwise.

“Remaining New Securities” has the meaning given to that term in Section 4.3 of this Agreement.

“Requesting Investor” has the meaning given to that term in Section 2.2 of this Agreement.

“Right of Co-Sale” shall mean the right, but not an obligation, of an Investor to participate in a Proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.

“Right of First Refusal” or “First Refusal Right” shall mean the right, but not an obligation, of the Investors, to purchase certain Transfer Shares with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

“ROFR Holder(s)” has the meaning given to that term in Section 5.1(a) of this Agreement.

“ROFR Notice” has the meaning given to that term in Section 5.1(c) of this Agreement.

“ROFR Notice Period” has the meaning given to that term in Section 5.1(c) of this Agreement.

“ROFR Shares” has the meaning given to that term in Section 5.1(e) of this Agreement.

“SAIC” has the meaning given to that term in Schedule B to this Agreement.

“Sale of the Company” shall mean either: (a) a Share Sale or (b) a sale, transfer or other disposition in a single transaction or series of related transactions, by the Company or any of its Subsidiaries of all or substantially all of the business or assets of the Group Companies taken as a whole (or, if substantially all of the assets of the Group Companies taken as a whole are held by one or more Subsidiaries of the Company, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such Subsidiaries of the Company).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Rule 144” shall mean Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” shall mean Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder; provided, however, that in the context of a Public Offering of securities in a jurisdiction other than the United States, “Securities Act” shall mean the securities Laws of such other jurisdiction that are analogous to the U.S. Securities Act of 1933, as amended.

“Selling Investors” has the meaning given to that term in Section 8.1 of this Agreement.

“Series A Investor(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series A Preference Shares” shall mean the Series A Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series A+ Investor(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series A+ Preference Shares” shall mean the Series A+ Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series Angel Investor(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series Angel Preference Shares” shall mean the Series Angel Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series B Investor(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series B Preference Shares” shall mean the Series B Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series B+ Investor(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series B+ Post-Money Valuation” has the meaning given to that term in Section 7.3 of this Agreement.

“Series B+ Preference Shares” shall mean the Series B+ Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series B+ Warrants” has the meaning given to the “Warrants” in the WSA.

“Series B+ Warrant Holder” shall mean collectively 58, Shell and SAIC with respect to the Series B+ Warrants held by them.

“Series B+ Warrant Shares” has the meaning given to the “Warrant Shares” in the WSA.

“Series Seed Investor(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series Seed Preference Shares” shall mean the Series Seed Preference Shares in the share capital of the Company, nominal or par value of US$0.00001 per share, having the rights set forth in the Memorandum and Articles of Association.

“Shanghai Dingbei” has the meaning given to that term in Schedule B to this Agreement.

“Shanghai Dingpai” has the meaning given to that term in Schedule B to this Agreement.

“Share Sale” shall mean a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from members of the Company, Shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Shares” shall mean the Ordinary Shares and Preference Shares, as applicable.

“Shell” has the meaning given to that term in Schedule B to this Agreement.

“Shell Director” has the meaning given to that term in Section 6.1(b) of this Agreement.

“Specific ESOP” shall mean 30% of the Additional ESOP Shares that are effectively reserved in accordance with Section 7.6 of SWSA prior to the IPO of the Company.

“SWSA” shall mean the Share and Warrant Subscription Agreement dated June 20, 2023 by and among the Company, the Investors (other than 58 and SAIC) and certain other parties named therein.

“SWSA Closing” has the meaning given to the “Closing” as defined in the SWSA.

“SWSA Closing Date” has the meaning given to the “Closing Date” as defined in the SWSA.

“Shell Notice” has the meaning given to that term in Section 4.2 of this Agreement.

“Subject Party” has the meaning given to that term in Section 10.3 of this Agreement.

“Subsidiary” or “subsidiary” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than 50% interest in the profits or capital of such entity are owned or Controlled, directly or indirectly, by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS or U.S. GAAP, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.

“Terms” has the meaning given to that term in Section 10.1 of this Agreement.

“Transaction Agreements” shall mean this Agreement, the Restructuring Agreement, the Warrants, the SWSA, the WSA, the Memorandum and Articles of Association, the Indemnification Agreement (as defined in the WSA), the Onshore CB Agreement, the Offshore CB Agreements, the Shell’s Side Letter (as defined in the SWSA) and each of the other agreements and documents required in connection with implementing the transactions contemplated by this Agreement, the SWSA and the WSA.

“Transfer” shall mean any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of, or any other like transfer or encumbrance of any Equity Securities of the Company.

“Transfer Shares” has the meaning given to that term in Section 5.1(a) of this Agreement.

“U.S.” or “United States” shall mean the United States of America.

“U.S. GAAP” shall mean the accounting principles generally accepted in the United States.

“Warrants” shall mean collectively the Series B+ Warrants and the Existing Warrants.

“Warrant Holders” shall mean collectively the Series B+ Warrant Holders and the Existing Warrant Holders.

“Warrant Shares” shall mean collectively the Series B+ Warrant Shares and the Existing Warrant Shares.

“WSA” has the meaning given to that term in the recitals of this Agreement.

“Zhen Partners” has the meaning given to that term in Schedule B to this Agreement.

“Zhen Partners Director” has the meaning given to that term in Section 6.1(d) of this Agreement.

“58” has the meaning given to that term in Schedule B to this Agreement.

“58 Warrant II” shall mean the Warrant to Purchase Preference Shares issued by the Company to 58 at the closing under the WSA, whereby 58 is entitled to purchase certain number of Series B+ Preference Shares or New Financing Shares (as defined therein) at the purchase price of the USD equivalent of RMB20,000,000 (deducting necessary bank charges, if any).

“58 Director” has the meaning given to that term in Section 6.1(e) of this Agreement.

Schedule B

Schedule of Investors

Part I   Series Angel Investors

Name of Investor	Total Number of Series Angel Preference Shares Purchased (assuming the Warrants have been fully exercised)
Shanghai Dingbei Enterprise Management Consulting L.P. (上海鼎北企业管理咨询合伙企业(有限合伙)) (“Shanghai Dingbei”)	37,500,000 Series Angel Preference Shares
Shanghai Dingpai Enterprise Management Consulting L.P. (上海鼎湃企业管理咨询合伙企业(有限合伙)) (“Shanghai Dingpai”)	37,500,000 Series Angel Preference Shares
TOTAL:	75,000,000

Schedule B

Schedule of Investors

Part II Series Seed Investors

Name of Investor	Total Number of Series Seed Preference Shares Purchased (assuming the Warrants have been fully exercised)
Zhen Partners Fund IV L.P. (“Zhen Partners”)	87,525,000 Series Seed Preference Shares
Foshan Hegao Zhixing XIV Equity Investment Center L.P. (佛山市和高智行十四号股权投资中心(有限合伙))	87,525,000 Series Seed Preference Shares
TOTAL:	175,050,000

Schedule B

Schedule of Investors

Part III Series A Investors

Name of Investor	Total Number of Series A Preference Shares Purchased (assuming the Warrants have been fully exercised)
GGV (Xcharge) Limited (“GGV”)	240,000,000 Series A Preference Shares
Zhen Partners Fund IV L.P.	60,000,000 Series A Preference Shares
TOTAL:	300,000,000

Schedule B

Schedule of Investors

Part IV Series A+ Investors

Name of Investor	Total Number of Series A+ Preference Shares Purchased (assuming the Warrants have been fully exercised)
Zhen Partners Fund IV L.P.	11,700,900 Series A+ Preference Shares
GGV (Xcharge) Limited	19,035,600 Series A+ Preference Shares
Shanghai Yuanyan Enterprise Management Consulting L.P. (上海源彦企业管理咨询合伙企业(有限合伙))	88,235,400 Series A+ Preference Shares
TOTAL:	118,971,900

Schedule B

Schedule of Investors

Part V Series B Investors

Name of Investors	Total Number of Series B Preference Shares Purchased (assuming the Warrants have been fully exercised)
Beijing Foreign Economic and Trade Development Guidance Fund L.P. (北京外经贸发展引导基金(有限合伙)) (“FET”)	260,180,400 Series B Preference Shares
Shell Ventures Company Limited (壳牌资本有限公司) (“Shell”)	198,442,800 Series B Preference Shares
Chengdu Peikun Jingrong Venture Capital Partnership L.P. (成都沛坤菁蓉创业投资合伙企业(有限合伙)) (“Peikun Jingrong”)	66,147,600 Series B Preference Shares
Chengdu Peikun Songfu Technology Partnership L.P. (成都沛坤宋富科技合伙企业(有限合伙))	22,049,100 Series B Preference Shares
Beijing China-US Green Investment Center L.P. (北京中美绿色投资中心(有限合伙)) (“China-US Green”)	55,552,800 Series B Preference Shares
TOTAL:	602,372,700

Schedule B

Schedule of Investors

Part VI Series B+ Investors

Name of Investors	Total Number of Series B+ Preference Shares Purchased (assuming the Warrants have been fully exercised)
Wuxi Shenqi Leye Private Equity Funds Partnership L.P. (无锡神骐乐业私募基金合伙企业(有限合伙)) (“58”)	126,135,217 Series B+ Preference Shares (subject to the adjustment provided in the 58 Warrant II)
Shell Ventures Company Limited (壳牌资本有限公司)	37,840,565 Series B+ Preference Shares
Mobility Innovation Fund, LLC (“SAIC”)	The number of Series B+ Preference Shares set forth in the Warrant held by SAIC

Schedule C

Schedule of Founders and Founder Entities

Founders	Founder Entities	Number of Ordinary Shares Held
Rui Ding (丁锐)	Next EV Limited Address: ICS Corporate Services (BVI)Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands	419,970,000
Yifei Hou (侯亦飞)	Future EV Limited Address: ICS Corporate Services (BVI)Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands	236,230,500
TOTAL	-	656,200,500

Schedule D

Major Subsidiaries

Schedule E

ADDRESSES FOR NOTICE

Exhibit A

Deed of Adherence